Exhibit 10.16

             Amendment No. 3 to Omega Employee Stock Ownership Plan

                           OMEGA FINANCIAL CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN

                      (Restated, Effective January 1, 1997)

                                 AMENDMENT NO. 3

      Omega Financial Corporation, a Pennsylvania corporation (the "Employer"), hereby adopts this amendment to the Omega Financial Corporation Employee Stock Ownership Plan ("Plan"). This amendment is adopted pursuant to Section 17.01 of the Plan.

      1. Section 6.02 of the Plan is hereby amended by adding the following unnumbered paragraph after the end of subparagraph (a):

            "In the event that Company Stock with a fair market value equal to the amount of the dividend described in "A" is not allocated to the Participant's Company Stock Subaccount under the preceding formula, then
      (1) Company Stock included in the Employer's contribution for the Plan Year of reference shall be used to make a supplemental allocation to make-up the difference prior to any allocation under Section 6.01; and (2) in the event that the allocation in clause (1) is not sufficient to make up the difference, Company Stock released from the Stock Suspense Account for the Plan Year of reference shall be used prior to the allocation set forth in Section 6.02 (b)."

      2. This Amendment shall be effective as of January 1, 2002.

      IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Employer has caused the same to be executed and attested by its duly authorized officers this 31st day of December, 2002.

ATTEST:                                     OMEGA FINANCIAL CORPORATION


      /s/ David N. Thiel                    By: /s/ David B. Lee
           Secretary                        Title: Chairman and CEO


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